UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On June 30, 2017, Iconix Brand Group, Inc., a Delaware corporation (the “Company”), paid down the approximately $210 million balance under the Company’s senior secured term loan (the “Senior Secured Term Loan”) pursuant to a credit agreement, dated as of March 7, 2016 (the “Credit Agreement”), by and among IBG Borrower LLC (“IBG Borrower”), as borrower, the Company and certain wholly-owned subsidiaries of IBG Borrower, as guarantors, Cortland Capital Market Services LLC, as administrative agent and collateral agent, and the lenders party thereto from time to time, including CF ICX LLC and Fortress Credit Co LLC (the “Lenders”). The key terms of the Credit Agreement were disclosed on the Company’s Current Report on Form 8-K, dated March 7, 2016, as filed with the U.S. Securities and Exchange Commission on March 8, 2016. The repayment under the Senior Secured Term Loan effectively terminates the Credit Agreement with no further outstanding balances remaining thereunder. A prepayment premium of approximately $16 million was paid by the Company to the Lenders upon termination of the Credit Agreement. The repayment and prepayment premium were made with the proceeds of the sale of the Company’s entertainment division, as described in Item 2.01 below, and cash on hand.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2017, the Company completed its previously announced sale of its entertainment division, which includes an 80% interest in the Peanuts® brand and a 100% interest in the Strawberry Shortcake® brand, to DHX Media Ltd. (“DHX”) for a total purchase price of $345 million, subject to customary working capital adjustments. The sale was made pursuant to the Membership Interest Purchase Agreement by and among the Company, Icon NY Holdings LLC, IBG Borrower, DHX and DHX SSP Holdings LLC (“DHX SSP”) and the Membership Interest Purchase Agreement by and among the Company, IBG Borrower, DHX and DHX SSP, each dated as of May 9, 2017 (collectively, the “Agreements”).

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 30, 2017, as a result of the sale of the Company’s entertainment division described in Item 2.01 above, the Company made principal prepayments of approximately $152 million in the aggregate (the “Prepayments”) on its Series 2012-1 4.229% Senior Secured Notes, Class A-2 (the “2012 Senior Secured Notes”) and Series 2013-1 4.352% Senior Secured Notes, Class A-2 (the “2013 Senior Secured Notes” and, together with the 2012 Senior Secured Notes, the “Senior Secured Notes”), in accordance with the terms of the Senior Secured Notes. The Prepayments were made with the proceeds of the sale of the Company’s entertainment division. The 2012 Senior Secured Notes were issued under a base indenture dated November 29, 2012 among Icon Brand Holdings LLC, Icon DE Intermediate Holdings LLC, Icon DE Holdings LLC and Icon NY Holdings LLC, each a limited-purpose, bankruptcy remote, wholly-owned direct or indirect subsidiary of the Company, and Citibank, N.A., as trustee and securities intermediary (the “Base Indenture”) and related supplemental indenture dated November 29, 2012. The 2013 Senior Secured Notes were issued under the Base Indenture and related supplemental indenture dated June 21, 2013. Following the Prepayments, the outstanding total principal balance of the Senior Secured Notes was approximately $433 million. The legal final maturity date of the Senior Secured Notes is in January of 2043, but it is anticipated that, unless earlier prepaid to the extent permitted under the Base Indenture and related supplemental indentures, the outstanding total principal balance of the Senior Secured Notes will be repaid in January 2020.

The information regarding repayment under the Senior Secured Term Loan included in Item 1.02 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 3, 2017, the Company issued a press release announcing the sale of its entertainment division, the termination of its Credit Agreement and principal prepayment on a portion of its Senior Secured Notes described in Items 1.02, 2.01 and 2.04, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings. In addition, the press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in such press release.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

The pro forma financial information required to be furnished under this Item 9.01(b) is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Iconix Brand Group, Inc., dated July 3, 2017.*

99.2	Unaudited Pro Forma Condensed Financial Information.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ David K. Jones
	Name:	David K. Jones
	Title:	Executive Vice President and Chief Financial Officer

Date: July 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Iconix Brand Group, Inc., dated July 3, 2017.*

99.2	Unaudited Pro Forma Condensed Financial Information.*

*	Furnished herewith.